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                                                                    Exhibit 23.2


SIMONTON, KUTAC
& BARNIDGE, L.L.P.
Certified Public Accountants/Consultants to Business

909 Fannin, Suite 2050, Houston, Texas 77010-1007
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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     We consent to the use in this Amendment No. 1 to Registration Statement on
Form S-3 of our report dated March 1, 1996 relating to the consolidated financial statements of Diagnostic Health Services, Inc. and Subsidiaries for the years ended December 31, 1994 and 1995, our report dated December 12, 1996 relating to the Statement of Assets Acquired and Liabilities Assumed from Advanced Clinical Technologies, Inc. and Horizon MDS Corporation as of September 30, 1996 and May 31, 1996, and the Statements of Operations and Cash Flows for the four months ended September 30, 1996 and years ended May 31, 1996 and 1995, and the reference of our firm under the captions "SELECTED FINANCIAL DATA" and "EXPERTS" in the Prospectus.



Simonton, Kutac & Barnidge, L.L.P.


Houston, Texas

February 12, 1997